                                                                 EXHIBIT (12)(A)
                            FIRST UNION CORPORATION
                          COMPUTATIONS OF CONSOLIDATED
                      RATIOS OF EARNINGS TO FIXED CHARGES

                                             THREE
                                             MONTHS
                                             ENDED
                                           MARCH 31,                       YEARS ENDED DECEMBER 31,
(DOLLARS IN THOUSANDS)                        1996         1995         1994         1993         1992         1991
EXCLUDING INTEREST ON DEPOSITS:
Pretax income from continuing
  operations............................   $  375,911    2,218,601    2,087,887    1,795,265      977,302      699,815
Fixed charges, excluding capitalized
  interest..............................      399,204    1,266,255      816,102      607,462      569,638      866,728
(A.) Earnings...........................   $  775,115    3,484,856    2,903,989    2,402,727    1,546,940    1,566,543
Interest, excluding interest on
  deposits..............................   $  382,038    1,198,487      746,938      537,964      501,556      803,787
One-third of rents......................       17,166       67,768       69,164       69,498       68,082       62,941
Capitalized interest....................        1,350        2,757        1,120          285          381        2,326
(B.) Fixed charges......................   $  400,554    1,269,012      817,222      607,747      570,019      869,054
Consolidated ratios of earnings to fixed
  charges, excluding interest on
  deposits (A./B.)......................         1.94X        2.75         3.55         3.95         2.71         1.80
INCLUDING INTEREST ON DEPOSITS:
Pretax income from continuing
  operations............................   $  375,911    2,218,601    2,087,887    1,795,265      977,302      699,815
Fixed charges, excluding capitalized
  interest..............................    1,144,584    4,119,583    2,862,146    2,551,450    3,009,762    4,133,826
(C.) Earnings...........................   $1,520,495    6,338,184    4,950,033    4,346,715    3,987,064    4,833,641
Interest, including interest on
  deposits..............................   $1,127,418    4,051,815    2,792,982    2,481,952    2,941,680    4,070,885
One-third of rents......................       17,166       67,768       69,164       69,498       68,082       62,941
Capitalized interest....................        1,350        2,757        1,120          285          381        2,326
(D.) Fixed charges......................   $1,145,934    4,122,340    2,863,266    2,551,735    3,010,143    4,136,152
Consolidated ratios of earnings to fixed
  charges, including interest
  on deposits (C./D.)...................         1.33X        1.54         1.73         1.70         1.32         1.17